Exhibit 99.1

Aerie Pharmaceuticals Reports Second Quarter 2015 Financial Results and

Provides Business Update

- Company Expects Efficacy Results from RhopressaTM Rocket 2 Trial in September 2015 -

Conference Call and Webcast Today, August 5, at 5:00 p.m. ET

IRVINE, California - (BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today reported financial results for the second quarter ended June 30, 2015 along with a general business update.

Aerie Highlights

•	Efficacy results from Aerie’s RhopressaTM Rocket 2 trial, using the primary clinical endpoint range recently modified in consultation with the U.S. Food and Drug Administration, are expected in September 2015.

•	The fourth RhopressaTM Phase 3 registration trial, known as “Rocket 4,” and the first RoclatanTM Phase 3 registration trial, known as “Mercury 1,” are each expected to commence in the third quarter of 2015.

•	Announced today a research collaboration and license agreement with GrayBug, Inc. focused on the delivery of Aerie products to both the front and back of the eye.

•	As of June 30, 2015 Aerie continues to be well-financed, with $163 million in cash, cash equivalents and investments on the balance sheet.

“We expect a number of important clinical activities to take place during the third quarter of this year. Importantly, we anticipate the read-out of 90-day efficacy results for Rocket 2 this September. Additionally, preparations are well under way to launch our two new Phase 3 trials, Rocket 4 for RhopressaTM and Mercury 1 for RoclatanTM, both on track to start during the third quarter,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

Dr. Anido continued, “We continue to make excellent progress on our preclinical activities associated with the potential disease-modifying and neuroprotective properties of RhopressaTM and our wet AMD preclinical prospect, AR-13154. We expect to report on further findings later this year. Additionally, we remain focused on business development activities, including evaluating new ophthalmic product candidates and technologies to add to our pipeline, and we are very excited about the prospects for our new drug delivery collaboration with GrayBug.”

Second Quarter 2015 Financial Results

As of June 30, 2015, Aerie had cash, cash equivalents and investments of $162.9 million. For the second quarter ended June 30, 2015, Aerie reported a net loss attributable to common stockholders, as measured in accordance with U.S. generally accepted accounting principles (“GAAP”), of $18.8 million, or $0.73 per share, compared to $11.8 million and $0.49 per share for the second quarter 2014. The weighted average number of shares of common stock outstanding utilized in the calculation of net loss per common share was 25,841,530 and 23,893,651 for the second quarters of 2015 and 2014, respectively.

The $18.8 million net loss attributable to common stockholders for the second quarter 2015 includes $18.1 million in operating expenses, reflecting $10.6 million in research and development expenses and $7.5 million in general and administrative expenses. Excluding $3.5 million of non-cash stock-based compensation expense, adjusted operating expenses were $14.6 million, with adjusted research and development expenses of $10.0 million and adjusted general and administrative expenses of $4.6 million. Total adjusted net loss was $15.3 million and adjusted net loss per share was $0.59.

The $11.8 million net loss attributable to common stockholders for the second quarter 2014 reflects research and development expenses of $6.7 million and general and administrative expenses of $5.2 million. Excluding $2.4 million of non-cash stock-based compensation expense, adjusted operating expenses were approximately $9.4 million, reflecting adjusted research and development expenses of $6.4 million and adjusted general and administrative expenses of $3.0 million. Total adjusted net loss was $9.4 million and adjusted net loss per share was $0.39.

The higher operating expenses in second quarter 2015 as compared to second quarter 2014 primarily reflect increased clinical activities for Rhopressa™, increased non-clinical activities for Roclatan™, and the associated growth in our operations.

For the six months ended June 30, 2015, the Company reported a net loss attributable to common stockholders, as measured in accordance with GAAP, of $36.0 million, or $1.43 per share, including $6.2 million of non-cash charges representing stock-based compensation expense included in operating expenses. When stock-based compensation expense is excluded, Aerie’s adjusted net loss was $29.8 million, or $1.18 per share.

Conference Call / Web Cast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com. Please connect to Aerie’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 86313347. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 86313347. The telephone replay will be available until August 12, 2015.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie is currently conducting a Phase 3 registration trial in the United States named Rocket 2, where the primary efficacy endpoint is to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol, along with a Phase 3 registration safety-only trial, named Rocket 3, in Canada. Aerie recently completed its initial Phase 3 registration trial, named Rocket 1, the three-month efficacy results of which were initially reported in April 2015, and expects to commence a fourth Phase 3 registration trial, named Rocket 4, in the third quarter of 2015. Aerie also completed in 2014 a Phase 2b clinical trial in which RoclatanTM met the primary efficacy endpoint, demonstrating the statistical superiority of RoclatanTM to each of its components, and plans to commence the first Phase 3 registration trial for RoclatanTM, named Mercury 1, in the third quarter of 2015.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering and the issuance and sale of our senior secured convertible notes and the issuance and sale of shares of our common stock in connection with our “at-the-market” sales agreement; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; and our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission. In particular, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later clinical trials. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted operating expenses, adjusted research and development expenses, adjusted general and administrative expenses, adjusted other income (expense) and adjusted net loss per share. For a description of the adjusted calculations and reconciliation to the nearest GAAP measure, please see the “Reconciliation of GAAP Net Loss to Adjusted Net Loss” and “Reconciliation of GAAP Net Loss per Share to Adjusted Net Loss per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	JUNE 30, 2015	DECEMBER 31, 2014
Assets
Current assets
Cash and cash equivalents	$100,916	$85,586
Short-term investments	57,873	54,339
Prepaid expenses and other current assets	1,118	1,122

Total current assets	159,907	141,047
Long-term investments	4,140	18,275
Furniture, fixtures and equipment, net	1,703	240
Other assets, net	10,587	1,523

Total assets	$176,337	$161,085

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$17,710	$8,336
Interest payable	545	551

Total current liabilities	18,255	8,887
Convertible notes, net of discounts	124,218	124,156

Total liabilities	142,473	133,043

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value; 15,000,000 shares authorized as of June 30, 2015 and December 31, 2014; None issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized as of June 30, 2015 and December 31, 2014; 25,499,192 and 24,018,577 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	25	24
Additional paid-in capital	213,106	171,326
Accumulated other comprehensive loss	(41)	(107)
Accumulated deficit	(179,226)	(143,201)

Total stockholders’ equity	33,864	28,042

Total liabilities and stockholders’ equity	$176,337	$161,085

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2015	2014	2015	2014
Operating expenses

General and administrative	$(7,502)	$(5,167)	$(15,525)	$(8,779)
Research and development	(10,627)	(6,676)	(22,245)	(12,046)

Loss from operations	(18,129)	(11,843)	(37,770)	(20,825)
Other income (expense), net	(505)	29	1,897	2,340

Net loss before income taxes	$(18,634)	$(11,814)	$(35,873)	$(18,485)
Income tax expense	(152)	—	(152)	—

Net loss	$(18,786)	$(11,814)	$(36,025)	$(18,485)

Net loss attributable to common stockholders—basic and diluted	$(18,786)	$(11,814)	$(36,025)	$(18,485)

Net loss per share attributable to common stockholders—basic and diluted	$(0.73)	$(0.49)	$(1.43)	$(0.78)

Weighted average number of common shares outstanding—basic and diluted	25,841,530	23,893,651	25,225,521	23,806,009

Net loss	$(18,786)	$(11,814)	$(36,025)	$(18,485)
Unrealized gain (loss) on available-for-sale investments	17	8	66	(13)

Comprehensive loss	$(18,769)	$(11,806)	$(35,959)	$(18,498)

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(Unaudited)

(in thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2015	2014	2015	2014
Net loss attributable to common stockholders – basic and diluted:
Net loss attributable to common stockholders – basic and diluted (GAAP)	$(18,786)	$(11,814)	$(36,025)	$(18,485)
Adjustments:
Stock-based compensation (a)	3,476	2,382	6,217	4,304

Adjusted Net loss	$(15,310)	$(9,432)	$(29,808)	$(14,181)

Operating expenses:
General and administrative expense:
General and administrative expense (GAAP)	$(7,502)	$(5,167)	$(15,525)	$(8,779)
Adjustments:
Stock-based compensation (a)	2,893	2,145	5,123	3,452

Adjusted general and administrative expense	$(4,609)	$(3,022)	$(10,402)	$(5,327)

Research and development expense:
Research and development expense (GAAP)	$(10,627)	$(6,676)	$(22,245)	$(12,046)
Adjustments:
Stock-based compensation (a)	583	237	1,094	852

Adjusted research and development expense	$(10,044)	$(6,439)	$(21,151)	$(11,194)

Operating expenses (GAAP)	$(18,129)	$(11,843)	$(37,770)	$(20,825)
Adjustments:
Stock-based compensation (a)	3,476	2,382	6,217	4,304

Adjusted operating expenses	$(14,653)	$(9,461)	$(31,553)	$(16,521)

Other income (expense):
Other income (expense) (GAAP)	$(505)	$29	$1,897	$2,340
Adjustments:
	—	—	—	—

Adjusted other income (expense)	$(505)	$29	$1,897	$2,340

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2015	2014	2015	2014
Net loss per share attributable to common stockholders – basic and diluted:
Net loss per share attributable to common stockholders – basic and diluted (GAAP)	$(0.73)	$(0.49)	$(1.43)	$(0.78)
Adjustments:
Stock-based compensation (a)	0.14	0.10	0.25	0.18

Adjusted Net loss per share	$(0.59)	$(0.39)	$(1.18)	$(0.60)

Weighted average number of common shares outstanding – basic and diluted	25,841,530	23,893,651	25,225,521	23,806,009

Aerie is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of Aerie’s performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Stock-based compensation: Exclude the non-cash stock-based compensation.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com